Exhibit 99.1

Sonus Networks Reports 2015 Fourth Quarter and Full Year Results

For Immediate Release: February 16, 2016

WESTFORD, Mass. — Sonus Networks, Inc. (Nasdaq: SONS), a global leader in secure and intelligent Cloud communications, today announced results for the fourth quarter and full year ended December 31, 2015.

Fourth Quarter 2015 Highlights

•                  Total Company revenue was $76.3 million, compared to $76.8 million in the fourth quarter of 2014.

•                  Product revenue was $47.8 million, compared to $46.6 million in the fourth quarter of 2014.

•                  Service revenue was $28.5 million, compared to $30.2 million in the fourth quarter of 2014.

•                  GAAP gross margin was 68.5%; non-GAAP gross margin was 71.4%.

•                  GAAP operating expenses were $48.2 million; non-GAAP operating expenses were $42.6 million.

•                  GAAP diluted earnings per share was $0.09; non-GAAP diluted earnings per share was $0.23.

•                  Cash and investments were $142.2 million at year-end, compared to $126.9 million at the end of the third quarter of 2015.

Full Year 2015 Highlights

•                  Total Company revenue was $249.0 million, compared to $296.3 million in 2014.

•                  Product revenue was $141.9 million, compared to $182.5 million in 2014.

•                  Service revenue was $107.1 million, compared to $113.8 million in 2014.

•                  GAAP gross margin was 64.9%; non-GAAP gross margin was 67.8%.

•                  GAAP operating expenses were $192.9 million; non-GAAP operating expenses were $168.4 million.

•                  GAAP loss per share was $0.64; non-GAAP loss per share was $0.02.

“We are pleased with the strong recovery we achieved in the second half of 2015, which brought our revenue back to levels comparable with the second half of 2014,” said Ray Dolan, president and chief executive officer.  “We had no 10% customers in the fourth quarter of 2015, although revenue from one of our historical 10% customers fell just short of this threshold.  Instead, our fourth quarter revenue results were driven by a high volume of orders from a diverse set of customers.  We are also very pleased with our cash and investments of approximately $142 million at the end of the year.”

“Looking forward to 2016, we are confident that we will be able to realize the full year benefit of our 2015 cost reduction program and benefit from our strategy of continuing to drive gross margin improvements and leverage our existing cost infrastructure,” continued Dolan.

“Sonus is and will continue to be a company with a culture of innovation, and we expect our future revenue growth to stem not only from our existing core products, but also from new, cutting-edge offerings.  In 2015, for instance, we introduced our Web Real-Time Communications (WebRTC) Services

Solution, and we were recently selected under a Verizon Request for Proposal as the vendor for Verizon’s Enterprise WebRTC solution.  Our WebRTC technology allows both service providers and enterprises to extend Unified Communications (UC) by enabling web browsers to participate in audio, video and data communications without requiring any additional plug-ins or application downloads, and it also leverages Sonus’ Session Border Controllers to provide secure and critical UC services.  We believe this is another proof point that Sonus’ strategic plan is aligned with our customers’ long-term goals of providing an easy migration path to network functions virtualization and the evolving Cloud architecture,” added Dolan.

Mark Greenquist, chief financial officer, commented, “We generated $18.2 million of cash from operating activities in our fourth quarter of 2015, primarily as a result of delivering our highest non-GAAP quarterly earnings per share in the past five years.  Additionally, we achieved a record high non-GAAP quarterly gross margin of 71.4%, driven primarily by favorable product mix.  We continued to manage our working capital closely as evidenced by our improved Days Sales Outstanding, which was reduced to 61 days in the fourth quarter of 2015, compared to 68 days in the third quarter of 2015.  We ended 2015 with approximately 1,050 employees, in line with our restructuring targets.  Our solid finish in 2015 allowed us to exceed our October 2015 revenue, gross margin and EPS guidance.”

Stock Buyback Program

During the fourth quarter of 2015, the Company repurchased a total of 0.3 million shares at a weighted average price of $6.65 per share, for a total of $1.8 million.  Since the inception of the stock buyback program in July 2013, the Company has repurchased a total of 5.3 million shares at an average price of $15.92, for a total of $85.1 million as of December 31, 2015.  As of December 31, 2015, there were 49.5 million shares of the Company’s common stock outstanding.  Under the current stock buyback program, the Company is authorized to repurchase up to an additional $14.9 million of the Company’s common stock.

Q116 and FY16 Guidance

The Company’s guidance is based on current indications for its business, which are subject to change.  Gross margin, operating expenses and earnings (loss) per share are presented on a non-GAAP basis.  A reconciliation of the non-GAAP to GAAP guidance and a statement on the use of non-GAAP financial measures are included at the end of this press release.

	Q116 Guidance	FY16 Guidance
Total Company Revenue	$58 million to $59 million	$255 million to $265 million
Gross Margin(1)	66.5%	Not provided
Operating Expenses(1)	$39.5 million to $40.5 million	Not provided
Earnings/(loss) per Share(1)	($0.03) to ($0.01)	$0.20 to $0.27
Diluted Shares	50 million	50 million

(1)   Presented on a non-GAAP basis.  Please see reconciliation in press release appendix.

In addition to the guidance provided above, the Company is providing total revenue guidance for the first half of 2016 of a range between $118 million and $120 million.

Conference Call Details

Date: February 16, 2016

Time: 8:30 a.m. (ET)

Dial-in number: 800 757 8473

International Callers: +1 212 231 2919

The Company will offer a live, listen-only Webcast of the conference call via the Sonus Networks Investor Web site at http://investors.sonusnet.com/events.cfm where supporting materials, including a presentation and supplemental financial and operational data, have been posted.

Replay Information

A telephone playback of the call will be available following the conference call until March 1, 2016 and can be accessed by calling 800 633 8284 or +1 402 977 9140 for international callers. The reservation number for the replay is 21802373.

Accounting Period

As of the beginning of fiscal 2016, the Company will report its first, second and third quarters on the last day of every third month.  The Company’s fiscal-year end is December 31.

Tags

Sonus Networks, Sonus, SONS, 2015 fourth quarter, full year 2015 earnings, results, IP-based network solutions, SBC, DSC, SWe, SDN, software edition, software SBC, session border controller, session management, SIP trunking, Cloud VoIP communications, unified communications, UC, VoIP, IP, media gateway, GSX.

About Sonus Networks

Sonus brings intelligence and security to real-time communications.  By helping the world embrace the next generation of cloud-based SIP and 4G/LTE solutions, Sonus enables and secures latency-sensitive, mission critical traffic for VoIP, video, instant messaging and online collaboration.  With Sonus, enterprises can give priority to real-time communications based on smart business rules while service providers can offer reliable, comprehensive and secure on-demand network services to their customers. With solutions deployed in more than 100 countries and nearly two decades of experience, Sonus offers a complete portfolio of hardware-based and virtualized session border controllers (SBCs), diameter signaling controllers (DSCs), policy/routing servers, network intelligence applications, media and signaling gateways and network analytics tools.  For more information, visit www.sonus.net or call 1-855-GO-SONUS.

Important Information Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, which are subject to a number of risks and uncertainties.  All statements other than statements of historical facts contained in this release, including statements in the section “Q116 and FY16 Guidance”, statements regarding our future results of operations and financial position, business strategy, strategic position, plans and objectives of management for future operations and plans for future product development and manufacturing, are forward-looking statements.  Without limiting the foregoing, the words “anticipates”, “believes”, “could”, “estimates”, “expects”, “expectations”, “intends”, “may”, “plans”, “seeks”, “projects” and other similar language, whether in the negative or affirmative, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions.  Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict.  Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including, but not limited to, the timing of customer purchasing decisions and our recognition of revenues; economic conditions; our ability to recruit and retain key personnel; difficulties supporting our strategic focus on channel sales; difficulties retaining and expanding our customer base; difficulties leveraging market opportunities; the impact of restructuring activities; our ability to realize benefits from the Network Equipment Technologies, Inc. (NET) and Performance Technologies, Incorporated (PT) acquisitions and the Treq Labs, Inc. (Treq) asset acquisition; the effects of disruption from the PT and Treq transactions, making it more difficult to maintain relationships with employees, customers, business partners or government entities; the success implementing the integration strategies of NET, PT and Treq assets; litigation; actions taken by significant stockholders; difficulties providing solutions that meet the needs of customers; market acceptance of our products and services; rapid technological and market change; our ability to protect our intellectual property rights; our ability to maintain partner, reseller, distribution and vendor support and supply relationships; higher risks in international operations and markets; the impact of increased competition; currency fluctuations;

changes in the market price of our common stock; and/or failure or circumvention of our controls and procedures.  These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.  We therefore caution you against relying on any of these forward-looking statements.  Important factors that could cause actual results to differ materially from those in these forward-looking statements are discussed in Part I, Item 2 “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, Part I, Item 3 “Quantitative and Qualitative Disclosures About Market Risk” and Part II, Item 1A “Risk Factors” in the Company’s most recent Quarterly Report on Form 10-Q.  Any forward-looking statement made by us in this release speaks only as of the date of this release.  Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them.  We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Sonus is a registered trademark of Sonus Networks, Inc.  All other Company and product names may be trademarks of the respective companies with which they are associated.

Discussion of Non-GAAP Financial Measures

Sonus management uses a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of the business, making operating decisions, planning and forecasting future periods, and determining payments under compensation programs.  Our annual financial plan is prepared both on a GAAP and non-GAAP basis, and the non-GAAP annual financial plan is approved by our board of directors.  Continuous budgeting and forecasting for revenue and expenses are conducted on a non-GAAP basis (in addition to GAAP) and actual results on a non-GAAP basis are assessed against the annual financial plan.  We consider the use of non-GAAP financial measures helpful in assessing the core performance of our continuing operations and liquidity, and when planning and forecasting future periods.  By continuing operations, we mean the ongoing results of the business excluding certain expenses and credits, including, but not limited to: cost of product revenue related to the fair value write-up of acquired inventory, stock-based compensation, amortization of intangible assets, depreciation expense related to an abandoned facility, divestiture costs, acquisition-related expense, restructuring and other income arising from certain transactions.  We consider the use of non-GAAP earnings (loss) per share helpful in assessing the performance of the continuing operations of our business.  While our management uses non-GAAP financial measures as a tool to enhance their understanding of certain aspects of our financial performance, our management does not consider these measures to be a substitute for, or superior to, GAAP measures.  In addition, our presentations of these measures may not be comparable to similarly titled measures used by other companies.  These non-GAAP financial measures should not be considered alternatives for, or in isolation from, the financial information prepared and presented in accordance with GAAP.

Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool.  In particular, many of the adjustments to Sonus’ financial measures reflect the exclusion of items that are recurring and will be reflected in our financial results for the foreseeable future.

As part of the assessment of the assets acquired and liabilities assumed in connection with the PT acquisition, we were required to increase the aggregate fair value of acquired inventory by $1.8 million.  The acquired inventory was recorded as cost of product revenue through June 27, 2014.  We believe that excluding the incremental cost of product revenue resulting from the fair value write-up of this acquired inventory facilitates the comparison of our operating results to our historical results and to other companies in our industry.

Stock-based compensation is different from other forms of compensation, as it is a non-cash expense.  For example, a cash salary generally has a fixed and unvarying cash cost.  In contrast, the expense associated with an equity-based award is generally unrelated to the amount of cash ultimately received by the employee, and the cost to us is based on a stock-based compensation valuation methodology and underlying assumptions that may vary over time.  We believe that excluding non-cash stock-based compensation expense from our operating results facilitates the comparison of our financial statements to compare our financial results to our historical operating results and to other companies in our industry.

We exclude the amortization of acquired intangible assets from non-GAAP expense and income measures.  These amortization amounts are inconsistent in frequency and amount and are significantly impacted by the timing and size of acquisitions.  Although we exclude amortization of acquired intangible assets from our non-GAAP expenses, we believe that it is important for investors to understand that intangible assets contribute to revenue generation.  We believe that excluding the non-cash amortization of intangible assets facilitates the comparison of our financial results to our historical operating results and to other companies in our industry as if the acquired intangible assets had been developed internally rather than acquired.

During the second quarter of 2015, we reached an agreement with the landlord of one of our previously restructured facilities to vacate the facility without penalty or future payments.  As a result, we were able to vacate the facility earlier than originally planned.  In connection with this settlement, we recorded incremental depreciation expense to account for the change in estimated life of the fixed assets related to this facility.  We believe that excluding this incremental depreciation expense facilitates the comparison of our financial results to our historical operating results and to other companies in our industry.

In the second quarter of 2014, we sold the Multi-Protocol Server (MPS) business that we acquired in connection with the acquisition of PT.  We incurred transaction costs related to this divestiture in the second quarter of 2014.  We do not consider these divestiture costs to be related to our continuing operations.  We believe that excluding divestiture costs facilitates the comparison of our financial results to our historical operating results and to other companies in our industry.

We consider certain transition, integration and other acquisition-related costs to be unpredictable and dependent on a significant number of factors that may be outside of our control.  We do not consider these acquisition-related costs to be related to the continuing operations of the acquired business or the Company.  In addition, the size, complexity and/or volume of an acquisition, which often drives the magnitude of acquisition-related costs, may not be indicative of such future costs.  We believe that excluding acquisition-related costs facilitates the comparison of our financial results to our historical operating results and to other companies in our industry.

We have recorded restructuring expense to streamline operations and reduce operating costs by closing and consolidating certain facilities and reducing our worldwide workforce.  We review our restructuring accruals regularly and record adjustments (both expense and credits) to these estimates as required.  We believe that excluding restructuring expense and credits facilitates the comparison of our financial results to our historical operating results and to other companies in our industry.

In October 2015, we sold the PT domain name and recognized a gain, net of commission and fees, of $0.9 million.  This amount is included as a component of Other income, net.  We believe that excluding the other income arising from this sale facilitates the comparison of our financial results to our historical results and to other companies in our industry.

In the first quarter of 2014, we recorded other income related to the settlement of a litigation matter in which we recovered a portion of our losses related to the impairment of certain prepaid royalties for software licenses that we had written off in fiscal 2012.  This amount is included as a component of Other income, net. We believe that excluding the other income arising from this settlement facilitates the comparison of our results to our historical results and to other companies in our industry.

We believe that providing non-GAAP information to investors, in addition to the GAAP presentation, will allow investors to view the financial results in the way management views the operating results.  We further believe that providing this information helps investors to better understand our financial performance and evaluate the efficacy of the methodology and information used by our management to evaluate and measure such performance.

For more information

Mark Greenquist

(978) 614-8200

mgreenquist@sonusnet.com

SONUS NETWORKS, INC.

Condensed Consolidated Statements of Operations

(in thousands, except percentages and per share amounts)

(unaudited)

	Three months ended
	December 31,	September 25,	December 31,
	2015	2015	2014
Revenue:
Product	$47,776	$42,230	$46,570
Service	28,550	25,632	30,228
Total revenue	76,326	67,862	76,798

Cost of revenue:
Product	14,385	13,158	14,736
Service	9,640	8,992	10,270
Total cost of revenue	24,025	22,150	25,006

Gross profit	52,301	45,712	51,792

Gross margin:
Product	69.9%	68.8%	68.4%
Service	66.2%	64.9%	66.0%
Total gross margin	68.5%	67.4%	67.4%

Operating expenses:
Research and development	19,266	19,335	18,810
Sales and marketing	19,029	16,507	21,428
General and administrative	9,104	11,074	9,855
Acquisition-related	—	—	252
Restructuring	842	158	3,392
Total operating expenses	48,241	47,074	53,737

Income (loss) from operations	4,060	(1,362)	(1,945)
Interest income, net	117	82	25
Other income, net	939	133	206

Income (loss) before income taxes	5,116	(1,147)	(1,714)
Income tax provision	(413)	(749)	(478)

Net income (loss)	$4,703	$(1,896)	$(2,192)

Income (loss) per share:
Basic	$0.09	$(0.04)	$(0.04)
Diluted	$0.09	$(0.04)	$(0.04)

Shares used to compute income (loss) per share:
Basic	49,685	49,625	49,361
Diluted	49,906	49,625	49,361

SONUS NETWORKS, INC.

Condensed Consolidated Statements of Operations

(in thousands, except percentages and per share amounts)

(unaudited)

	Year ended
	December 31,	December 31,
	2015	2014
Revenue:
Product	$141,913	$182,455
Service	107,121	113,871
Total revenue	249,034	296,326

Cost of revenue:
Product	50,460	60,284
Service	36,917	42,637
Total cost of revenue	87,377	102,921

Gross profit	161,657	193,405

Gross margin:
Product	64.4%	67.0%
Service	65.5%	62.6%
Total gross margin	64.9%	65.3%

Operating expenses:
Research and development	77,908	79,396
Sales and marketing	72,841	80,141
General and administrative	39,846	43,937
Acquisition-related	131	1,558
Restructuring	2,148	5,625
Total operating expenses	192,874	210,657

Loss from operations	(31,217)	(17,252)
Interest income, net	207	75
Other income, net	1,122	2,536

Loss before income taxes	(29,888)	(14,641)
Income tax provision	(2,007)	(2,214)

Net loss	$(31,895)	$(16,855)

Loss per share:
Basic	$(0.64)	$(0.34)
Diluted	$(0.64)	$(0.34)

Shares used to compute loss per share:
Basic	49,560	50,245
Diluted	49,560	50,245

SONUS NETWORKS, INC.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	December 31,	December 31,
	2015	2014
Assets
Current assets:
Cash and cash equivalents	$50,111	$41,157
Short-term investments	58,533	64,443
Accounts receivable, net	51,533	62,943
Inventory	23,111	22,114
Deferred income taxes	—	991
Other current assets	11,853	15,239
Total current assets	195,141	206,887

Property and equipment, net	13,620	17,845
Intangible assets, net	26,087	22,594
Goodwill	40,310	39,263
Investments	33,605	42,407
Deferred income taxes	1,879	1,043
Other assets	2,249	2,596
	$312,891	$332,635

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$5,949	$7,497
Accrued expenses	31,963	32,149
Current portion of deferred revenue	38,716	36,967
Current portion of long-term liabilities	821	794
Total current liabilities	77,449	77,407

Deferred revenue	7,374	8,009
Deferred income taxes	2,282	1,623
Other long-term liabilities	2,760	5,246
Total liabilities	89,865	92,285

Commitments and contingencies

Stockholders equity:
Common stock	49	49
Additional paid-in capital	1,240,803	1,226,226
Accumulated deficit	(1,023,242)	(991,347)
Accumulated other comprehensive income	5,416	5,422
Total stockholders’ equity	223,026	240,350
	$312,891	$332,635

SONUS NETWORKS, INC.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Year ended
	December 31,	December 31,
	2015	2014
Cash flows from operating activities:
Net loss	$(31,895)	$(16,855)
Adjustments to reconcile net loss to cash flows provided by operating activities:
Depreciation and amortization of property and equipment	11,961	11,488
Amortization of intangible assets	7,107	4,597
Stock-based compensation	21,699	23,914
Loss on disposal of property and equipment	112	292
Gain on sale of domain name	(896)	—
Deferred income taxes	752	885
Changes in operating assets and liabilities:
Accounts receivable	11,369	4,771
Inventory	(1,001)	5,414
Other operating assets	4,915	5,077
Accounts payable	(1,257)	(3,759)
Accrued expenses and other long-term liabilities	(4,134)	1,657
Deferred revenue	1,137	(7,439)
Net cash provided by operating activities	19,869	30,042

Cash flows from investing activities:
Purchases of property and equipment	(7,792)	(9,541)
Business acquisitions, net of cash acquired	(10,897)	(35,022)
Divestiture of business	—	2,000
Purchases of marketable securities	(54,772)	(112,800)
Sale/maturities of marketable securities	67,980	179,365
Proceeds from the sale of fixed assets	—	268
Proceeds from the sale of domain name	896	—
Net cash provided by (used in) investing activities	(4,585)	24,270

Cash flows from financing activities:
Proceeds from sale of common stock in connection with employee stock purchase plan	2,378	2,882
Proceeds from exercise of stock options	1,757	10,117
Payment of tax withholding obligations related to net share settlements of restricted stock awards	(2,344)	(2,442)
Repurchase of common stock	(7,917)	(93,224)
Principal payments of capital lease obligations	(76)	(84)
Payment of debt	—	(2,380)
Net cash used in financing activities	(6,202)	(85,131)

Effect of exchange rate changes on cash and cash equivalents	(128)	(447)

Net increase (decrease) in cash and cash equivalents	8,954	(31,266)
Cash and cash equivalents, beginning of year	41,157	72,423
Cash and cash equivalents, end of period	$50,111	$41,157

SONUS NETWORKS, INC.

Supplemental Information

(In thousands)

(unaudited)

The following tables provide the details of stock-based compensation, amortization of intangible assets, depreciation expense for an abandoned facility and the gain on the sale of a domain name included in the Company’s Consolidated Statements of Operations and the line items in which these amounts are reported.

	Three months ended
	December 31,	September 25,	December 31,
	2015	2015	2014
Stock-based compensation
Cost of revenue - product	$79	$81	$50
Cost of revenue - service	369	378	377
Cost of revenue	448	459	427

Research and development expense	1,287	1,349	1,176
Sales and marketing expense	1,273	1,282	1,138
General and administrative expense	1,789	2,183	1,960
Operating expense	4,349	4,814	4,274

Total stock-based compensation	$4,797	$5,273	$4,701

Amortization of intangible assets
Cost of revenue - product	$1,717	$1,323	$703

Sales and marketing	415	414	492
Operating expense	415	414	492

Total amortization of intangible assets	$2,132	$1,737	$1,195

Depreciation expense for abandoned facility
Research and development	$—	$322	$—

Gain on sale of domain name
Other income, net	$896	$—	$—

SONUS NETWORKS, INC.

Supplemental Information

(In thousands)

(unaudited)

The following tables provide the details of the fair value write-up of acquired inventory,  stock-based compensation, amortization of intangible assets, depreciation expense for an abandoned facility, divestiture costs, the gain on the sale of a domain name and a litigation settlement - prepaid licenses included in the Company’s Consolidated Statements of Operations and the line items in which these amounts are reported.

	Year ended
	December 31,	December 31,
	2015	2014
Fair value write-up of acquired inventory
Cost of revenue - product	$—	$1,782

Stock-based compensation
Cost of revenue - product	$317	$337
Cost of revenue - service	1,524	1,449
Cost of revenue	1,841	1,786

Research and development expense	5,439	5,759
Sales and marketing expense	5,423	5,437
General and administrative expense	8,996	10,932
Operating expense	19,858	22,128

Total stock-based compensation	$21,699	$23,914

Amortization of intangible assets
Cost of revenue - product	$5,384	$2,708

Sales and marketing	1,723	1,889
Operating expense	1,723	1,889

Total amortization of intangible assets	$7,107	$4,597

Depreciation expense for abandoned facility
Research and development	$646	$—

Divestiture costs
General and administrative	$—	$435

Gain on sale of domain name
Other income, net	$896	$—

Litigation settlement - prepaid licenses
Other income, net	$—	$2,250

SONUS NETWORKS, INC.

Reconciliation of Non-GAAP and GAAP Financial Measures - Historical

(in thousands, except percentages and per share amounts)

(unaudited)

	Three months ended
	December 31,	September 25,	December 31,
	2015	2015	2014

GAAP gross margin - product	69.9%	68.8%	68.4%
Stock-based compensation expense	0.2%	0.2%	0.1%
Amortization of intangible assets	3.5%	3.2%	1.5%
Non-GAAP gross margin - product	73.6%	72.2%	70.0%

GAAP gross margin - service	66.2%	64.9%	66.0%
Stock-based compensation expense	1.3%	1.5%	1.3%
Non-GAAP gross margin - service	67.5%	66.4%	67.3%

GAAP total gross margin	68.5%	67.4%	67.4%
Stock-based compensation expense	0.6%	0.7%	0.6%
Amortization of intangible assets	2.3%	1.9%	0.9%
Non-GAAP total gross margin	71.4%	70.0%	68.9%

GAAP total gross profit	$52,301	$45,712	$51,792
Stock-based compensation expense	448	459	427
Amortization of intangible assets	1,717	1,323	703
Non-GAAP total gross profit	$54,466	$47,494	$52,922

GAAP research and development expense	$19,266	$19,335	$18,810
Stock-based compensation expense	(1,287)	(1,349)	(1,176)
Depreciation expense for abandoned facility	—	(322)	—
Non-GAAP research and development expense	$17,979	$17,664	$17,634

GAAP sales and marketing expense	$19,029	$16,507	$21,428
Stock-based compensation expense	(1,273)	(1,282)	(1,138)
Amortization of intangible assets	(415)	(414)	(492)
Non-GAAP sales and marketing expense	$17,341	$14,811	$19,798

GAAP general and administrative expense	$9,104	$11,074	$9,855
Stock-based compensation expense	(1,789)	(2,183)	(1,960)
Non-GAAP general and administrative expense	$7,315	$8,891	$7,895

GAAP operating expenses	$48,241	$47,074	$53,737
Stock-based compensation expense	(4,349)	(4,814)	(4,274)
Amortization of intangible assets	(415)	(414)	(492)
Depreciation expense for abandoned facility	—	(322)	—
Acquisition-related expense	—	—	(252)
Restructuring	(842)	(158)	(3,392)
Non-GAAP operating expenses	$42,635	$41,366	$45,327

GAAP income (loss) from operations	$4,060	$(1,362)	$(1,945)
Stock-based compensation expense	4,797	5,273	4,701
Amortization of intangible assets	2,132	1,737	1,195
Depreciation expense for abandoned facility	—	322	—
Acquisition-related expense	—	—	252
Restructuring	842	158	3,392
Non-GAAP income from operations	$11,831	$6,128	$7,595

GAAP income (loss) from operations as a percentage of revenue	5.3%	-2.0%	-2.5%
Stock-based compensation expense	6.3%	7.7%	6.1%
Amortization of intangible assets	2.8%	2.6%	1.6%
Depreciation expense for abandoned facility	0.0%	0.5%	0.0%
Acquisition-related expense	0.0%	0.0%	0.3%
Restructuring	1.1%	0.2%	4.4%
Non-GAAP income from operations as a percentage of revenue	15.5%	9.0%	9.9%

GAAP net income (loss)	$4,703	$(1,896)	$(2,192)
Stock-based compensation expense	4,797	5,273	4,701
Amortization of intangible assets	2,132	1,737	1,195
Depreciation expense for abandoned facility	—	322	—
Acquisition-related expense	—	—	252
Restructuring	842	158	3,392
Gain on sale of domain name	(896)	—	—
Non-GAAP net income	$11,578	$5,594	$7,348

Diluted earnings per share or (loss) per share
GAAP	$0.09	$(0.04)	$(0.04)
Non-GAAP	$0.23	$0.11	$0.15

Shares used to compute diluted earnings per share or (loss) per share
GAAP shares used to compute diluted earnings per share or (loss) per share	49,906	49,625	49,361
Non-GAAP shares used to compute diluted earnings per share	49,906	49,696	50,067

SONUS NETWORKS, INC.

Reconciliation of Non-GAAP and GAAP Financial Measures - Historical

(in thousands, except percentages and per share amounts)

(unaudited)

	Year ended
	December 31,	December 31,
	2015	2014

GAAP gross margin - product	64.4%	67.0%
Stock-based compensation expense	0.2%	0.2%
Amortization of intangible assets	3.9%	1.4%
Fair value write-up of acquired inventory	0.0%	1.0%
Non-GAAP gross margin - product	68.5%	69.6%

GAAP gross margin - service	65.5%	62.6%
Stock-based compensation expense	1.5%	1.2%
Non-GAAP gross margin - service	67.0%	63.8%

GAAP total gross margin	64.9%	65.3%
Stock-based compensation expense	0.7%	0.6%
Amortization of intangible assets	2.2%	0.9%
Fair value write-up of acquired inventory	0.0%	0.6%
Non-GAAP total gross margin	67.8%	67.4%

GAAP total gross profit	$161,657	$193,405
Stock-based compensation expense	1,841	1,786
Amortization of intangible assets	5,384	2,708
Fair value write-up of acquired inventory	—	1,782
Non-GAAP total gross profit	$168,882	$199,681

GAAP research and development expense	$77,908	$79,396
Stock-based compensation expense	(5,439)	(5,759)
Depreciation expense for abandoned facility	(646)	—
Non-GAAP research and development expense	$71,823	$73,637

GAAP sales and marketing expense	$72,841	$80,141
Stock-based compensation expense	(5,423)	(5,437)
Amortization of intangible assets	(1,723)	(1,889)
Non-GAAP sales and marketing expense	$65,695	$72,815

GAAP general and administrative expense	$39,846	$43,937
Stock-based compensation expense	(8,996)	(10,932)
Divestiture costs	—	(435)
Non-GAAP general and administrative expense	$30,850	$32,570

GAAP operating expenses	$192,874	$210,657
Stock-based compensation expense	(19,858)	(22,128)
Amortization of intangible assets	(1,723)	(1,889)
Depreciation expense for abandoned facility	(646)	—
Divestiture costs	—	(435)
Acquisition-related expense	(131)	(1,558)
Restructuring	(2,148)	(5,625)
Non-GAAP operating expenses	$168,368	$179,022

GAAP loss from operations	$(31,217)	$(17,252)
Fair value write-up of acquired inventory	—	1,782
Stock-based compensation expense	21,699	23,914
Amortization of intangible assets	7,107	4,597
Depreciation expense for abandoned facility	646	—
Divestiture costs	—	435
Acquisition-related expense	131	1,558
Restructuring	2,148	5,625
Non-GAAP income from operations	$514	$20,659

GAAP loss from operations as a percentage of revenue	-12.5%	-5.8%
Fair value write-up of acquired inventory	0.0%	0.6%
Stock-based compensation expense	8.5%	8.1%
Amortization of intangible assets	2.9%	1.6%
Depreciation expense for abandoned facility	0.3%	0.0%
Divestiture costs	0.0%	0.1%
Acquisition-related expense	0.1%	0.5%
Restructuring	0.9%	1.9%
Non-GAAP income from operations as a percentage of revenue	0.2%	7.0%

GAAP Other income, net	$1,122	$2,536
Gain on sale of domain name	(896)	—
Litigation settlement - prepaid licenses	—	(2,250)
Non-GAAP Other income, net	$226	$286

GAAP net loss	$(31,895)	$(16,855)
Fair value write-up of acquired inventory	—	1,782
Stock-based compensation expense	21,699	23,914
Amortization of intangible assets	7,107	4,597
Depreciation expense for abandoned facility	646	—
Divestiture costs	—	435
Acquisition-related expense	131	1,558
Restructuring	2,148	5,625
Gain on sale of domain name	(896)	—
Litigation settlement - prepaid licenses	—	(2,250)
Non-GAAP net income (loss)	$(1,060)	$18,806

Diluted earnings per share or (loss) per share
GAAP	$(0.64)	$(0.34)
Non-GAAP	$(0.02)	$0.37

Shares used to compute diluted earnings per share or (loss) per share
GAAP shares used to compute loss per share	49,560	50,245
Non-GAAP shares used to compute diluted earnings per share or (loss) per share	49,560	50,996

 SONUS NETWORKS, INC.

 Reconciliation of Non-GAAP and GAAP Financial Measures - Guidance

 (in millions, except percentages and per share amounts)

 (unaudited)

	Three months ending
	March 31, 2016
	Range

Revenue	$58	$59

Gross margin
GAAP outlook	63.0%	63.1%
Stock-based compensation expense	0.7%	0.7%
Amortization of intangible assets	2.8%	2.7%
Non-GAAP guidance	66.5%	66.5%

Operating expenses
GAAP outlook	$44.1	$45.1
Stock-based compensation expense	(4.3)	(4.3)
Amortization of intangible assets	(0.3)	(0.3)
Non-GAAP guidance	$39.5	$40.5

Loss per share
GAAP outlook	$(0.16)	$(0.14)
Stock-based compensation expense	0.09	0.09
Amortization of intangible assets	0.04	0.04
Non-GAAP guidance	$(0.03)	$(0.01)

Six months ending
June 30, 2016
Range

Revenue	$118	$120

	Year ending December 31, 2016
	Range

Revenue	$255	$265

Income (loss) per share
GAAP outlook	$(0.33)	$(0.26)
Stock-based compensation expense	0.39	0.39
Amortization of intangible assets	0.14	0.14
Non-GAAP guidance	$0.20	$0.27